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                                                                  Exhibit (a)(4)

                                 MATRIXONE, INC.
                                OFFER TO EXCHANGE

                                 WITHDRAWAL FORM

You acknowledge that you have previously received (i) the Offer to Exchange dated February 3, 2003 (the "Offer to Exchange"); (ii) the letter to all eligible MatrixOne employees from Mark F. O'Connell dated February 3, 2003; and
(iii) an Election Form. You properly completed, signed and returned the Election Form, along with all other documents required to be returned, in which you tendered Eligible Options in MatrixOne's offer to exchange. You need to submit this Withdrawal Form if you now wish to change that election and REJECT MatrixOne's offer to exchange with respect to some or all of your Eligible Options (as defined in the Offer to Exchange).

In order to validly withdraw Eligible Options that you previously tendered for exchange, you must properly complete and sign this Withdrawal Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere, Stock Option Plan Administrator, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, fax number (978) 589-5702, by 5:00 P.M., Eastern Standard Time, on March 5, 2003. We will not accept delivery by e-mail. If we extend the offer beyond that time, you may withdraw your tendered Eligible Options at any time prior to the extended expiration date.

You should note that if you withdraw your acceptance of the offer as to Eligible Options you previously tendered for exchange, your Eligible Options will not be cancelled and you will not receive any New Replacement Options (as defined in the Offer to Exchange) pursuant to the offer in exchange for the withdrawn Eligible Options. You will keep the Eligible Options that you withdraw and they will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and MatrixOne.

You may change this election, and once again elect to tender for exchange the withdrawn Eligible Options, by submitting a new properly completed and signed Election Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere, Stock Option Plan Administrator, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, fax number (978) 589-5702, by 5:00 P.M., Eastern Standard Time, on March 5, 2003. We will not accept delivery by e-mail. Your new Election Form must be dated after the date of your prior Election Form and after the date of your Withdrawal Form. Also, your new Election Form must list all of the Eligible Options you are tendering for exchange because it will supercede any prior Election Form(s) and Withdrawal Form(s) submitted by you.

Please check the appropriate box:

     [_] I wish to withdraw ALL of the tendered Eligible Options listed on my
         Election Form and instead REJECT the offer to exchange. I do not wish to tender any Eligible Options.

         OR

     [_] I wish to withdraw my election to exchange each of the Eligible
         Options listed below (and on any additional sheets that I have attached to this form). I still wish to tender for exchange the rest of the Eligible Options listed on the Election Form I submitted, as well as all options granted to me, if any, since August 1, 2002:

                                                                                             Total Number of
                                                                                           Unexercised Shares
           Eligible Option               Grant                 Eligible                   Subject to the Option
             Grant Number                Date               Exercise Price               (Shares to Be Cancelled)
             ------------                ----               --------------               ------------------------
     ________________________________________________________________________________________________________________

     ________________________________________________________________________________________________________________

     ________________________________________________________________________________________________________________

     ________________________________________________________________________________________________________________


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     [_] I have attached an additional sheet listing my name and any additional grants I wish to withdraw from the offer.

Please sign this Withdrawal Form and print your name exactly as it appears on the Election Form.

______________________________             ______________________________
Employee Signature                         Department/Work Location

______________________________             ______________________________
Employee Name (Please print)               E-mail Address

______________________________             ______________________________
Date and Time                              Daytime Phone #

RETURN THE PROPERLY COMPLETED WITHDRAWAL FORM OR A FACSIMILE THEREOF TO BONNIE LEGERE, STOCK OPTION PLAN ADMINISTRATOR, NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 5, 2003 (OR ANY EXTENDED EXPIRATION DATE) BY FAX, MAIL OR HAND DELIVERY TO MATRIXONE, INC., 210 LITTLETON ROAD, WESTFORD, MA 01886, USA, FAX NUMBER (978) 589-5702. WE WILL NOT ACCEPT DELIVERY BY E-MAIL.

MATRIXONE, INC. INTENDS TO SEND AN E-MAIL CONFIRMATION WITHIN TWO BUSINESS DAYS OF RECEIPT OF THIS WITHDRAWAL FORM.

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                                 MATRIXONE, INC.
                                OFFER TO EXCHANGE

                       INSTRUCTIONS TO THE WITHDRAWAL FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Withdrawal Form.

A properly completed and executed original of this Withdrawal Form (or a facsimile of it), must be received by Bonnie Legere, Stock Option Plan Administrator, either via hand or mail delivery at MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, or via facsimile (978) 589-5702, on or before 5:00 P.M., Eastern Standard Time, on March 5, 2003 (referred to as the expiration date). We will not accept delivery by e-mail. If we extend the offer beyond March 5, 2003, you may deliver this Withdrawal Form to Bonnie Legere before the extended expiration date.

The delivery of all required documents, including Withdrawal Forms and any new Election Forms, is at your choice and risk. Delivery will be deemed made only when actually received by MatrixOne. In all cases, you should allow sufficient time to ensure timely delivery. If delivery is by mail, we recommend registered mail, properly insured with return receipt requested. We intend to confirm by e-mail the receipt of your Withdrawal Form within two business days of our receipt thereof. If you have not received such a confirmation of receipt from us, it is your responsibility to ensure that your Withdrawal Form has been received by us. If you do not receive confirmation from us and you do not call us to confirm our receipt of your Withdrawal Form, then the Withdrawal Form will be deemed to not be effective.

As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You may, if you wish, withdraw some of your option grants from the offer while continuing to tender others for exchange in the offer. Any options previously tendered for exchange and not withdrawn by you will still be tendered for the entire outstanding, unexercised portion of such Eligible Options. We will not accept partial tenders or partial withdrawals of Eligible Options granted on the same date. In addition, if you do not withdraw all your option grants from this offer, and as a result are still participating in the offer, all options granted to you since August 1, 2002 must be tendered for exchange.

Although by submitting a Withdrawal Form you have withdrawn some or all of your previously tendered Eligible Options from the offer, you may change your mind and re-elect to tender the withdrawn Eligible Options until the expiration of the offer. You should note that you may not rescind any Withdrawal Form and any Eligible Options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to tender those Eligible Options before the expiration date. If the Company extends the offer beyond that time, you may re-tender your options at any time until the extended expiration date. To re-elect to tender the withdrawn Eligible Options, you must properly complete and sign a new Election Form in accordance with its instructions, and fax, mail or hand deliver it to Bonnie Legere before the expiration date, while you still have the right to participate in the offer. Your Eligible Options will not be properly tendered for purposes of the offer unless they are properly re-tendered before the expiration date by delivery of the new Election Form. This new Election Form must be signed and dated after your original Election Form and any Withdrawal Form you have submitted. Upon the receipt of such a new Election Form, any previously submitted Election Form or Withdrawal Form will be disregarded and will be considered superceded in full by the new Election Form.

If you do not wish to withdraw any Eligible Options tendered for exchange from the offer, but would like to elect to tender additional Eligible Options for exchange, you should not submit this Withdrawal Form. Instead, you must submit a new Election Form to Bonnie Legere before the expiration date by following the procedures described in the instructions to the Election Form. This new Election Form must be signed and dated after your original Election Form and any Withdrawal Form you have submitted. It must be properly completed and must include the required information regarding all of the Eligible Options you wish to tender for exchange. Upon the receipt of such a new, properly completed, signed and dated Election Form, any previously submitted Election Form or Withdrawal Form will be disregarded and will be considered replaced in full by the new Election Form.

2.   Signatures on this Withdrawal Form.

If this Withdrawal Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

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If this Withdrawal Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this Withdrawal Form.

3.   Other Information on this Withdrawal Form.

In addition to signing this Withdrawal Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.

4.   Requests for Assistance or Additional Copies.

Any questions or requests for assistance regarding this offer should be directed to Bonnie Legere, Stock Option Plan Administrator, at MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, telephone number (978) 589-4065. Additional copies of the Offer to Exchange, the Election Form or this Withdrawal Form will be furnished promptly at the Company's expense. Requests for such additional copies should be directed to Bonnie Legere.

5.   Irregularities.

We will determine, in our sole discretion, all questions as to the form of documents and the validity, form and eligibility, including time of receipt and acceptance, of this Withdrawal Form. Our determination of these matters will be final and binding on all parties. We reserve the absolute right to reject any Withdrawal Form that we determine is not in appropriate form or the acceptance of which we determine to be unlawful. We also reserve the absolute right to waive any of the conditions of the offer or any defect or irregularity in the Withdrawal Form. No Withdrawal Form will be deemed to be properly made until all defects and irregularities have been cured by the option holder or waived by us. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Withdrawal Forms, and no person will incur any liability for failure to give any such notice.

Important: The Withdrawal Form (or a facsimile copy of it) together with all other required documents must be received by Bonnie Legere, on or before 5:00 P.M., Eastern Standard Time, on March 5, 2003, or such later expiration date if the offer is extended.

6.   Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, the letter to all eligible MatrixOne employees from Mark F. O'Connell dated February 3, 2003, the Election Form and its instructions before making any decisions regarding participation in, or withdrawal from, the offer.

7.   Important Tax Information.

If you are a resident or otherwise subject to the tax laws in the U.S., you should refer to Section 14 of the Offer to Exchange, which contains a general summary of material U.S. federal income tax information. The summary does not discuss all of the tax consequences that may be relevant to you. Therefore, we also recommend that you consult with your personal advisors before deciding whether to participate in this offer.

If you are a resident or otherwise subject to the tax laws in a country other than the U.S., you should refer to Section 15 of the Offer to Exchange, which contains a general summary of material income tax information. The summary does not discuss all of the tax consequences that may be relevant to you. Therefore, we also recommend that you consult with your personal advisors before deciding whether to participate in this offer.